UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

As previously reported in the Current Report on Form 8-K filed by S&W Seed Company (the "Registrant") with the Securities and Exchange Commission on July 3, 2014, William S. Smith, was elected to join the Registrant's Board or Directors (the "Board") effective July 1, 2014. As set forth in Item 8.01 below, in addition to joining the Board's Audit and Nominating and Governance Committees, Mr. Smith will be joining the Compensation Committee.

Item 8.01.   Other Events.

Effective July 7, 2014, in connection with Mr. Smith's appointment to the Board, the Board reconstituted the membership of its standing Audit, Compensation and Nominating and Governance Committees as follows. Each of these Committees is comprised solely of independent directors as determined by the rules of the Securities and Exchange Commission and The NASDAQ Stock Market.

Audit Committee
 Michael M. Fleming
Charles B. Seidler
William S. Smith

Compensation Committee
 Michael M. Fleming
William S. Smith
Ann M. Veneman

Nominating and Governance Committee
 Charles B. Seidler
William S. Smith
Ann M. Veneman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President of Finance and Administration and Chief Financial Officer

Date: July 8, 2014